Exhibit 99.1

NEWS RELEASE

Investor Relations 301-770-3099 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Announces First Quarter 2011 Financial Results

Rockville, Maryland, May 5, 2011 – Nabi Biopharmaceuticals (NASDAQ: NABI) today announced its first quarter financial results for the three month period ended March 26, 2011. The Company reported net income of $2.0 million, or $0.05 per share, compared to net income of $5.5 million, or $0.11 per share, for the period ended March 27, 2010.

First quarter 2011 revenue was $9.2 million reflecting $3.3 million recognized from initial payments received from GlaxoSmithKline Biologicals (GSK) associated with the PentaStaph™ sale and NicVAX® option and license agreements, $5 million for completion of the final PentaStaph milestone and $0.9 million for services provided to GSK under the PentaStaph and NicVAX agreements. Revenue for the first quarter of 2010 was $13.7 million and included $4.8 million recognized from the initial PentaStaph and NicVAX payments, $8 million for achieving a PentaStaph performance milestone and $0.9 million for services provided under the PentaStaph and NicVAX agreements.

General and Administrative expenses were $1.3 million for the quarter ended March 26, 2011 compared to $1.8 million in the prior year period. This decrease reflects our ongoing efforts to reduce our expenses. Research and Development expenses were $5.3 million in the first quarter of 2011 compared to $5.9 million in 2010, representing a reduction in manufacturing-related activities for NicVAX. We expect that overall operating expenses for the balance of 2011 will approximate 2010 levels.

Net cash used in operating activities was $8.6 million for the first quarter of 2011 compared to $48.6 million of net cash provided by operating activities in the first quarter of 2010. The difference is attributed to a reduction in payments received from GSK in 2011 compared to 2010. Cash, cash equivalents and marketable securities totaled $102.5 million at March 26, 2011 compared to $110.7 million at the end of 2010. This decrease is primarily due to net cash used for operations. In April, we received the $5 million cash payment for the PentaStaph milestone that we recognized as revenue in first quarter of 2011.

The company did not repurchase any shares of common stock during the first quarter of 2011. Since inception of the stock repurchase plan in December 2007, we have repurchased a total of 19.9 million shares for a total of $87.2 million. A balance of $27.8 million remains available in the plan for future share repurchases.

“I am pleased that we successfully completed the final milestone for PentaStaph,” said Dr. Raafat Fahim, President and Chief Executive Officer of Nabi Biopharmaceuticals. “Our

obligations under the PentaStaph transition services agreement should conclude by the end of the second quarter of this year. Our NicVAX partnership with GSK continues to solidify and we are pleased with its progress. We continue to advance on track with the ongoing phase III NicVAX clinical trials and we look forward to final results from the first NicVAX Phase III trial later this year.”

Recent and Upcoming Events

•	Completed the final PentaStaph milestone and received the associated $5 million payment.

•

The FDA recently approved Phoslyra, which is a new liquid formulation of PhosLo. Under an agreement with Fresenius USA Manufacturing, Inc. who owns the product, Nabi is entitled to a $5 million milestone payment upon the first commercial sale of this product and up to $65 million in royalties from incremental annual sales.

•	Expect results from the first of two NicVAX Phase III trials in the second half of 2011.

•	Expect results from the second NicVAX Phase III trial in the first half of 2012.

Financial Results Conference Call and Webcast Information

The Company will host a live webcast at 4:30 p.m. EDT today to discuss these results. The live webcast can be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=3981659

Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your browser. Remove the space if one exists. The webcast may also be accessed via the Nabi Biopharmaceuticals website at http://www.nabi.com.

If you do not have Internet access, the U.S./Canada call-in number is 866-783-2140 and the international call-in number is 857-350-1599. The passcode is 57674715. An audio replay will be available for U.S./Canada callers at 888-286-8010 and for international callers at 617-801-6888. The replay passcode is 12387850. An audio replay of this call will be available through May 12, 2011. The press release and an archived version of the webcast will be available on the company’s website at http://www.nabi.com.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop products that target serious medical conditions in the areas of nicotine addiction and gram-positive bacterial infections. Nabi Biopharmaceuticals is currently developing NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for treatment of nicotine addiction and prevention of smoking relapse. The company is headquartered in Rockville, Maryland. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com

Forward-Looking Statements

Statements in this release that are not strictly historical are forward-looking statements and include statements about products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to our ability to conduct and obtain successful results from our two Phase III clinical trials for NicVAX; GSK’s failure to exercise its option for and successfully commercialize NicVAX; GSK’s failure to successfully develop and commercialize any future generation candidate nicotine vaccine; our ability to commercialize NicVAX if GSK does not exercise its option for NicVAX; our ability to raise sufficient new capital resources to fully develop and commercialize NicVAX if GSK does not exercise the NicVAX option; our ability to attract, retain and motivate key employees; our ability to collect any further milestones and royalty payments under the PhosLo agreement; the ability to obtain regulatory approval for NicVAX and any future generation candidate nicotine vaccine in the U.S. or other markets; our ability to successfully contract with contract manufacturing organizations for the manufacture and supply of NicVAX; our ability to comply with reporting and payment obligations under government rebate and pricing programs; and loss of full use of our net operating loss carry forwards. These factors are more fully discussed, as are other factors, in our Annual Report on Form 10-K for the fiscal year ended December 25, 2010 filed with the Securities and Exchange Commission.

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 26, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$59,092	$53,564
Marketable securities	41,433	54,603
Receivables	6,479	1,030
Prepaid expenses and other current assets	860	829

Total current assets	107,864	110,026
Marketable securities	1,996	2,500
Property and equipment, net	339	597
Other assets	748	748

Total assets	$110,947	$113,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$362	$552
Accrued expenses and other current liabilities	5,061	7,377
Deferred revenue	5,162	7,797
Liabilities of discontinued operations	2,207	2,207

Total current liabilities	12,792	17,933
Deferred revenue	34,737	35,368

Total liabilities	47,529	53,301

Stockholders' equity:
Convertible preferred stock	—	—
Common stock	6,327	6,321
Capital in excess of par value	371,225	370,366
Treasury stock	(92,567)	(92,567)
Other comprehensive income (loss)	1	(3)
Accumulated deficit	(221,568)	(223,547)

Total stockholders' equity	63,418	60,570

Total liabilities and stockholders' equity	$110,947	$113,871

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	March 26,	March 27,
	2011	2010
Revenue:
Revenue	$9,173	$13,741
Operating expenses:
Cost of services	625	670
Research and development expenses	5,335	5,910
General and administrative expenses	1,342	1,769

Operating income	1,871	5,392
Interest income	72	24
Interest expense	—	(142)
Other income (expense), net	37	206

Net income	$1,980	$5,480

Basic income per share	$0.05	$0.11
Diluted income per share	$0.05	$0.11

Basic weighted average shares outstanding	42,137	48,528
Diluted weighted average shares outstanding	42,246	48,814

Nabi Biopharmaceuticals

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	March 26,	March 27,
	2011	2010
Cash flow from operating activities:
Net income from continuing operations	$1,980	$5,480
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	65	120
Accretion of discount on convertible senior notes	—	91
Share-based compensation	570	434
Other	29	—
Changes in assets and liabilities:
Receivables	(5,450)	6,942
Prepaid expenses and other assets	(31)	306
Accounts payable, accrued expenses and other liabilities	(2,499)	92
Deferred revenue	(3,267)	35,177

Net cash provided by (used in) operating activities from continuing operations	(8,603)	48,642
Net cash used in operating activities from discontinued operations	—	(50)

Net cash provided by (used in) operating activities	(8,603)	48,592

Cash flow from investing activities:
Proceeds from sales and maturities of marketable securities	13,836	49,127
Capital expenditures	—	(2)

Net cash provided by investing activities	13,836	49,125

Cash flow from financing activities:
Proceeds from issuances of common stock for employee benefit plans	295	124
Purchase of common stock for treasury	—	(9,644)

Net cash provided by (used in) financing activities	295	(9,520)

Net increase in cash and cash equivalents	5,528	88,197
Cash and cash equivalents at beginning of period	53,564	59,510

Cash and cash equivalents at end of period	$59,092	$147,707

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